Exhibit (14)

             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 13, 2004, relating to the financial statements and financial highlights of The Phoenix Edge Series Fund appearing in the December 31, 2003 Annual Report to Shareholders, which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Management and Other Service Providers" and "Financial Highlights" in such Registration Statement and the reference to us in the Form of Agreement and Plan of Reorganization under "Representations and Warranties" included in such Registration Statement. We further consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Reports to Shareholders" in the Prospectus and Statement of Additional Information of The Phoenix Edge Series Fund dated May 1, 2004.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
August 6, 2004